SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 14, 2008 (August 8, 2008)

EMERGENT GROUP INC.
(Exact name of Registrant as specified in Charter)

Nevada	0-21475	93-1215401
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10939 Pendleton Street, Sun Valley, CA	91352
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 394-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Material Agreements

Executed August 11, 2008, the Registrant amended its line of credit agreement with City National Bank whereby the credit line commitment was increased from $1 million to $1.5 million with the expiration date changed to August 3, 2009.  Other terms and conditions for the Agreement remain unchanged.  The asset purchase described in item 2.01 was closed on August 8, 2008.  The purchase price was paid, in part, through borrowings from a bank of $1,750,000, under a fully amortizing capital equipment lease arrangement.  The equipment financing lease is collateralized by the acquired assets and other unencumbered assets of the Company.  The lease agreement provides for monthly payments of principal and interest starting on September 1, 2008 of $46,378 over 42 equal monthly installments.

Item 2.01  Completion of Acquisition or Disposition of Assets

PRI Medical Technologies, Inc. (“PRI”), our subsidiary entered into an agreement on August 1, 2008 to purchase the assets of the Surgical Services division of PhotoMedex, Inc. (“PHMD”).  The PHMD division provides mobile laser services in 11 Northeast, Middle Atlantic and Southeast states, serving 18 individual local markets expanding PRI’s geographic coverage to a total of 16 states.

PRI intends to expand the PHMD division’s products available for sale by making PRI’s full product line available to the division’s salespeople and customers.

Revenues of PHMD’s Surgical Services division were $7,667,000 for the year ended 12/31/07.  Emergent Group’s Revenues were $17,662,000 for the same period.

The purchase price of the PHMD division is approximately $3,096,000 subject to adjustment.  The purchase price is being paid by Emergent through borrowings from an institutional lender of approximately $1,750,000 in the form of a capital equipment lease, a private sale of our restricted securities of approximately $1,000,000 with the balance paid from existing cash.

The transaction closed on August 8, 2008.

Item 9.01  Financial Statements and Exhibits.

(a)
– (b) Audited financial statements for the year ended December 31, 2007 for the Surgical Services Division of PhotoMedex, Inc.,  together with pro forma financial statements will be filed within 71 days of the due date of this Form 8-K.

Exhibits

(c)
Exhibit 10.1 – Asset Purchase Agreement to purchase the surgical services division of PhotoMedex, Inc. (Incorporated by reference to the Form 8-K dated August 7, 2008 (August 1, 2008 – date of earliest event) which was filed as an exhibit thereto.)

Exhibit 10.2 – Amendment to City National Bank line of credit dated as of August 4, 2008 and executed on August 11, 2008*

* Filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EMERGENT GROUP INC.
(Registrant)

August 14, 2008	By:	/s/ Bruce J. Haber
Bruce J. Haber, Chief Executive Officer

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